EXHIBIT 10.7

CAESARSTONE SDOT-YAM LTD.

(“the Company”)

Date

To

DEED OF RELEASE AND INDEMNITY

WHEREAS	on the day of 2010, the board of directors of the Company resolved to approve the Company’s undertaking to release and indemnify officers in the Company, in accordance with the Companies Law, 5759-1999 (hereinafter: “the Companies Law”) and in accordance with the terms and conditions of the release and indemnity as set forth in this deed; and

WHEREAS	on the day of 2010, the general meeting of the Company also ratified the aforesaid resolution in relation to directors in the Company; and

WHEREAS	you are employed or were employed and/or are likely to be employed in the Company and/or you serve and/or served and/or are likely to serve as an officer in the Company and/or in subsidiaries as defined below, and the Company has undertaken to grant a deed of release and indemnity to officers as aforesaid.

Accordingly the Company confirms and irrevocable undertakes to you, subject to the provisions of any law and the provisions of this Deed of Indemnity as follows:

In this Deed:

“Companies Law” -	the Companies Law, 5759-1999, according to the text thereof from time to time

“Securities Law” -	Securities Law, 5728-1968 and/or foreign securities laws that may apply to the Company and/or the officers therein and in its subsidiaries, according to the text thereof from time to time.

“Officer” -	within the meaning of this term under the Companies Law and regulations made pursuant thereto and/or in any other law which applies to the activities of the Company and the officers therein, including a director and including any employee and service provider to whom the board of directors of the Company may decide to grant this Deed of Release and Indemnity, who serves and/or served on behalf of the Company in subsidiaries and/or on their behalf in affiliated companies.

“Subsidiary” or “subsidiaries” -	Any body corporate in which the Company holds control, within the meaning of the term “control” in the Securities Law, 5728-1968, and for purposes of this Deed of Release and Indemnity — any affiliated company, as defined in the Securities Law, of the Company and/or another body corporate and including a private company under its control in which the officers acted as such in the Company and/or in a subsidiary in an affiliated company of the Company and/or in another body corporate.

“Affiliated company” -	According to the meaning of this term under the Securities Law and for purposes of this Deed of Release and Indemnity — any other body corporate which is not the Company or a subsidiary, in which the Company and/or its subsidiary holds rights, directly or indirectly, or is an interested party therein.

“Act and/or any derivative thereof” -	Any resolution and/or operation, whether by act or omission, including all the resolutions and operations performed or passed by you, and including those the time of which fell prior to the date your receiving this Deed of Release and Indemnity in periods in which you served as an officer in the Company and/or in subsidiaries as defined above.

“Securities” -	Within the meaning of this term under Section 1 of the Companies Law.

“Administrative Proceeding” -	A proceeding pursuant to Chapter H3 (imposition of monetary sanction by the Securities Authority), H4 (imposition of administrative means of enforcement by the administrative enforcement committee) and I1 (arrangement for avoiding the institution of proceedings or for stay of proceedings, which are contingent on conditions) of the Securities Law, as amended from time to time.

1.	Release from liability

The Company hereby releases you prospectively and retroactively, and also irrevocably, subject to the provisions of any law and the resolutions mentioned in the preamble, from any liability, in whole or in part, by virtue of any damage that may be sustained by it and/or and which was sustained by it, directly or indirectly, by virtue of a breach of the duty of care which you owe to it and to its subsidiaries and affiliates, as defined above, by your acts and/or any derivative thereof, in your capacity as an officer in the Company and/or on behalf of the Company in subsidiaries and/or affiliates as aforesaid.

Nothing contained in this release clause shall derogate from the Company’s undertaking for indemnity as described below.

The aforesaid release from a breach of the duty of care will not apply in any proceeding of “a counterclaim” by the Company against the officer in response to a lawsuit by the officer against the Company, except in circumstances in which the officer’s lawsuit is for the safeguarding of protective rights under labor laws the source of which lies in the law and/or in a personal employment agreement between him and the Company.

2.	Undertaking for indemnity

2.1	Without derogating from the Company’s right to indemnify you retroactively in accordance with what is permitted to it under the Company’s Articles, the Company hereby irrevocably undertakes to indemnify you in respect of any liability or expenses, as described below, that may be imposed on you or which you may incur due to one or more of the following:

2.1.1	Your acts and/or a derivative thereof in your capacity as an officer in the Company (including an act and/or omission during the period in which you held office, which was or omitted prior to the date of this Deed of Indemnity);

2.1.2	Your acts and/or a derivative thereof in your capacity as an officer, employee or agent of the Company and/or in subsidiaries and/or in affiliated companies (including an act and/or omission during the period of your term of office/employment, which was done or omitted prior to the date of this Deed of Indemnity);

2.2	Grounds for indemnity

The undertaking for indemnity as stated in Paragraph 2.1 above will apply in respect of any liability or expense that may be imposed on you by virtue of your holding office in the Company and/or in subsidiaries and affiliates, which is indemnifiable according to any law and in accordance with the Company’s Articles, as described below:

2.2.1	Pecuniary liability that may be imposed on you in favor of another person pursuant to a judgment, including a judgment given in a compromise or an arbitrator’s award that was confirmed by a court, provided that such acts relate, directly or indirectly to one or more of the events mentioned in the Schedule to this Deed, including by virtue of acts you performed prior to the grant of this Deed of Release and Indemnity, which in the opinion of the board of directors of the Company, are foreseeable in light of the Company’s actual activities at the time the undertaking is given, provided that the maximum amount of indemnity in respect of all liabilities under this paragraph will not exceed the amount or the criterion mentioned in Paragraph 2.3.1 below, which the board of directors of the Company has determined are reasonable in the circumstances of the matter;

2.2.2	Reasonable costs of litigation, including attorney’s fees, which you may be incur or be ordered by a court to pay, in a proceeding instituted by the Company or in its name or by another person, or in a criminal indictment of which you are acquitted, or in a criminal indictment of which you are convicted of an offense that does not require the proof of criminal intent (mens rea); in this paragraph “other person” — includes a case of a claim instituted against you by way of a derivative claim.

2.2.3	Reasonable costs of litigation, including attorney’s fees, which may be incurred as a result of an investigation or proceeding conducted against you by an authority competent to conduct an investigation or proceeding, and which culminated without the filing of an indictment against you and without pecuniary liability being imposed on you as an alternative to a criminal proceeding, or which culminated without the filing of an indictment against you, but with the imposition of pecuniary liability as an alternative to a criminal proceeding on an offense that does not require the proof of criminal intent or in connection with a monetary sanction.

2.2.4	A pecuniary liability which may be imposed on you in administrative proceeding as mentioned in Section 52BBB(a)(1)(a) of the Securities Law in respect of payment to all persons damaged by the breach.

2.2.5	Expenses incurred by you in connection with an administrative proceeding conducted in your case, including reasonable costs of litigation, and including attorney’s fees.

2.2.6	Liability or other expense which it is permissible to indemnify according to law.

2.2.7	Subject to any law and for the avoidance of doubt, the Company does not release you from liability and will not indemnify you in respect of pecuniary liability that may be imposed on you in respect of one of the following:

2.2.7.1	A breach of a fiduciary duty to the Company or to its subsidiaries, unless you acted in good faith and you had reasonable grounds for assuming that the act would not adversely affect the best interest of the Company and/or its subsidiaries.

2.2.7.2	An intentional, careless breach of a duty of care or a breach committed recklessly without regard to the circumstances of the breach or the consequences thereof, except if committed solely due to negligence.

2.2.7.3	An act committed with the intention of deriving an unlawful personal gain.

2.2.7.4	A fine, a civil fine, a penalty that may be imposed on you or in respect of a monetary sanction that may be imposed on you.

2.3	Maximum amount of indemnity:

2.3.1	The amount of indemnity the Company will pay to all the officers in aggregate, pursuant to all the deeds of indemnity that may be issued to them by the Company in accordance with the resolutions mentioned in the preamble to this Deed of Release and Indemnity, in respect of liability as described in Paragraph 2.2.1 above, shall not exceed the higher of the following: (i) in relation to indemnity connected with an offering to the public of the Company’s securities — the cumulative amount of the proceeds deriving to the Company and/or to a shareholder who sold his shares, in the scope of such public offering; (ii) in relation to indemnity connected with all types of events, including in connection with an offering to the public of the Company’s securities, the higher of 50% of the Company’s consolidated equity capital as same stands according to the Company’s audited consolidated annual financial statements which were published to the public prior to payment in respect of the indemnity, and 30 million US dollars (hereinafter: “the Maximum Amount of Indemnity”).

2.3.2	It is hereby clarified that payment of the aforesaid indemnity does not affect your rights to receive insurance compensation in respect of the events specified in the Deed of Indemnity and/or reasonable costs of litigation as aforesaid, that are insured with an insurance company, if you receive same (you or the Company on your behalf) in the scope of insurance of the liability of officers in the Company. In the case in which you have received indemnity and you will be entitled to receive a reimbursement of indemnity from the insurer under an officer’s insurance policy in respect of the event that is the subject of the indemnity, the indemnity will be given in respect of the difference between the amount of the pecuniary liability that was imposed on you and/or the legal expenses you incurred or were ordered to pay, as aforesaid, and the amounts that will be received from the insurer in respect of that matter, provided that the amount of the indemnity for which the Company will be liable in respect of pecuniary liability as mentioned in Paragraph 2.1 above will not exceed the Maximum Amount of Indemnity pursuant to this Deed of Indemnity.

2.3.3	It is expressly emphasized that the Company’s payments pursuant to this Deed will be “an additional layer” over and above the amount of any insurance compensation that may be paid by the insurer, to the extent that same is paid. If you bear any insured’s deductible in respect of the events specified in the Schedule to this Deed and/or in respect of expenses for a legal defense, the Company will indemnify you for the amount of the deductible which you paid. In addition, the Company’s obligation to indemnify you as stated in this Deed in respect of the deductible will not be affected if you are insured other than by the Company, provided that you will not be indemnified more than once as aforesaid. It is further emphasized that this obligation for indemnity is not a contract in favor of any third party, including any insurer, it is not assignable, and no third party, including any insurer, will have a right to demand the Company’s contribution to a payment for which an insurer is liable pursuant to an insurance agreement made with it, save and except the deductible specified in such agreement.

2.3.4	If and to the extent that the total amounts of indemnity which the Company is called upon to pay to officers therein, as mentioned in Paragraph 2.1 above, should at any time exceed the Maximum Amount of Indemnity or the balance of the Maximum Amount of Indemnity (as applies for the time being) pursuant to Paragraph 2.3.1 above, the Maximum Amount of Indemnity or the balance thereof will be divided amongst the officers who will be entitled to indemnity in accordance with the resolutions mentioned in the preamble to this Deed of Release and Indemnity, in respect of demands submitted to the Company in accordance with deeds of release and indemnity and which have not been paid to them prior to such date (hereinafter: “the Entitled Officers”) in a manner whereby the amount of indemnity each of the Entitled Officers will actually receive will be calculated on a basis of the ratio between the amount of the indemnifiable liability of each of the Entitled Officers and the amount of indemnifiable liability of all the Entitled Officers in aggregate.

2.3.5	Where the Company has paid amounts of indemnity to officers in the Company in respect of pecuniary liability as referred to in Paragraph 2.1 above to the extent of the Maximum Amount of Indemnity, the Company will not bear additional amounts of indemnity in respect of pecuniary liability as referred to in Paragraph 2.1 above, unless payment of the additional amounts of indemnity are approved by the organs of the

Company that are competent to approve such increase according to any law, at the date of payment of the additional amounts of indemnity and subject to an amendment to the Company’s Articles, if this required for the purpose according to any law.

2.4	Interim payments:

2.4.1	Upon the occurrence of an event in respect of which you are likely to be entitled to indemnity in accordance with the foregoing, the Company will, from time to time, place at your disposal the moneys required to cover the expenses and the various other payments connected with the handling of any legal proceeding against you that is connected with such event, including investigations proceedings, as well as mediation or arbitration proceedings, in a manner that you will not be required to pay or finance same yourself, all subject to the terms and conditions of this Deed of Indemnity.

2.4.2	If the Company should pay you or make payment instead of you of any amounts in the scope of this Deed of Indemnity in connection with such legal proceeding, and it subsequently transpires that you are not entitled to indemnity from the Company for such amount, the provisions of Paragraph 2.11 below will apply.

2.4.3	As part of its obligation, the Company will also provide collateral security that may be demanded and/or guarantees that you will be required to furnish in accordance with interlocutory decisions of a court and/or of an arbitrator, including for purpose of replacing attachments that have been imposed on your assets, subject to the restriction of the Maximum Amount of Indemnity.

2.4.4	If any approval is required for a payment or for the providing of collateral security and guarantees as aforesaid, and such payment or arrangement is not approved for any reason, such payment or any part thereof that is not approved as aforesaid, shall be subject to the approval of the court and the Company will take reasonable steps to procure such approval and will bear all the expenses and the reasonable payments required for the obtaining thereof as aforesaid.

2.5	Conditions of indemnity:

Without derogating from the foregoing, the obligation for indemnity under this Deed is subject to the terms and conditions set forth below:

2.5.1	There is no bar or impediment according law to indemnify you.

2.5.2	If this is permissible according to law, you will notify the Company in writing about any legal proceeding (including, without limitation, a demand of any sort, including an investigation by a competent authority, legal claim and/or civil claim, including a claim for monetary compensation and/or an application for a declaratory order) that may be commenced against you in connection with any event in respect of which the indemnity is likely to apply, and about any threat against you that may be delivered to you in writing in the scope of which you are accused of personal responsibility for pecuniary damage (hereinafter: “Legal Proceeding”), and about circumstances that have been brought to your notice that are likely to lead to a Legal Proceeding being commenced, and you shall do so with due celerity after you first become aware of the fact and at a date that will leave reasonable time for responding to such proceeding as required according to any law (hereinafter: “the Indemnity Notice”), and you shall deliver to the Company, or to whomever the Company may notify you, every document connected with such proceeding.

The failure to deliver an Indemnity Notice in accordance with the foregoing, will not release the Company from its obligations under this Deed of Release and Indemnity, except in a case in which failure to deliver such Indemnity Notice materially affects the Company’s rights and its ability to defend in its name (in a case in which it is also sued in such proceeding) and/or in your name against the claim and to the extent of the aforesaid adverse effect.

2.5.3	For the avoidance of doubt it is clarified that upon the occurrence of an event in respect of which you are likely to be entitled to indemnity, and subject to the condition that this does not conflict with the terms of the Company’s officers’ insurance policy, you are entitled to enter into an engagement with an attorney of your choice, provided that his identity and the fee arrangement with him will be subject to the approval of the Company’s board of directors, which will not be unreasonably refused, and to the approval of the insurer under the Company’s officers’ insurance policy. Notice regarding the engagement of an attorney as stated in this paragraph shall be served on the Company within 14 days from the date on which the necessity for appointing such attorney becomes apparent. If you do not appoint an attorney up to the aforesaid time, the Company will be entitled to appoint an attorney for you, in its discretion, without derogating from the Company’s obligation for indemnity to you.

2.5.4	If the Company appoints an attorney for you in accordance with the contents of Paragraph 2.5.3 above, and subject to the condition that this does not conflict with the terms of the Company’s officers’ insurance policy, the Company will be entitled to take over the handling of your defense against such Legal Proceeding, in whole but not in part, and/or to entrust such handling to any attorney of status whom the Company may select for such purpose (apart from an attorney who is not acceptable to you on reasonable grounds) on its responsibility and at its expense. The Company and/or such attorney will act in the scope of the aforesaid handling in order to bring the abovementioned Legal Proceeding to an end; the attorney who has been appointed as aforesaid shall act and shall owe a fiduciary duty to the Company and to you. Where in your opinion or in the opinion of the attorney the fear arises of a conflict of interest, or where in your opinion or in the opinion of the attorney circumstances exist in which a conflict of interest is likely to arise between you and the Company and/or between you and another officer who is a party to the proceeding, in your defense against such Legal Proceeding and/or if your objection to the attorney the Company has appointed is based on other reasonable grounds, you shall give notice and/or you will be notified about this by the appointed attorney, as the case may be, in regard to such conflict of interest and you will be entitled to appoint an attorney on your own behalf to handle your defense (provided that his appointment shall first be approved in writing by the Company) and the provisions of this Deed of Release and Indemnity will apply to the reasonable costs you will have in connection with the appointment of the attorney and the handling as aforesaid. Notwithstanding the contents of this paragraph, if the directors and officers’ insurance policy in the Company applies to such matter, the officer and the Company shall act in accordance with the provisions of the policy in all aspects connected with differences of opinion with the insurer regarding the identity of the representing lawyer, if the provisions of the policy necessitates this, in a manner that entrusting the handling to another representing lawyer will not allow the insurer to be released from its liability under the policy or to reduce same in any way.

2.5.5	Upon your request, the Company and/or the attorney it has chosen for you, will report from time to time (to a reasonable extent and at a reasonable frequency) regarding the manner of your defense.

2.5.6	The Company will not be entitled to bring the aforesaid Legal Proceeding to an end by way of a compromise and/or settlement and/or compromise agreement and/or settlement agreement where as a result thereof you will be required to pay amounts for which you will not be indemnified under this Deed of Indemnity and which will also not be fully paid in the scope of the insurance of liability of officer in the Company that will be purchased, if purchased, by the Company and/or its subsidiary/ies, except with your prior written consent to the compromise that is reached. In addition, the Company will not be entitled to bring the dispute that is the subject of the aforesaid Legal Proceeding for decision by way of a arbitration or conciliation or mediation, except with your prior written consent thereto, provided that you will not unreasonably withhold your consent to this. For the avoidance of doubt, even if the dispute in the Legal Proceeding is referred for resolution by way of arbitration or conciliation or mediation or in any other way, the Company will bear all the expenses connected therewith in accordance with this Deed of Indemnity, to the extent that it is liable for this by law in a regular Legal Proceeding.

2.5.7	The Company will be entitled to compromise in regard to pecuniary liability or for the deciding the dispute by way of arbitration or conciliation or mediation in connection with pecuniary liability only if the claim against you and/or the threat of a claim against you is withdrawn in full.

2.5.8	Notwithstanding the foregoing, the Company will not be entitled to bring the aforesaid Legal Proceeding to an end by way of a compromise and/or settlement and/or to refer the dispute that is the subject of the aforesaid Legal Proceeding for decision by way of arbitration and/or conciliation or mediation, in cases of criminal charges against you and/or proceedings in which the remedy applied for is not pecuniary and/or proceedings the consequences of which are likely to damage your good name or the good name or reputation of the shareholder on whose behalf you were appointed, in accordance with the Company’s Articles to your position, unless you give your prior written notice thereto. You may refuse to give your consent as referred to in this subparagraph in your sole discretion and without being required to give reasons for your disagreement.

2.6	Cooperation with the Company

2.6.1	At the Company’s request, you will sign any document empowering it or any attorney as aforesaid to handle your defense in such Legal Proceeding in your name and to represent you in all matters connected therewith, in accordance with the foregoing. In addition, at the Company’s request, and to the extent this is permissible according to law, you will immediately deliver to the Company and/or to a third party in accordance with the Company’s instructions, any document and/or power of attorney that may be requested from you for purposes of handling your defense in accordance with this Deed of Indemnity.

2.6.2	You will cooperate with the Company and/or with any attorney as aforesaid in any reasonable manner that may be requested from you by either of them in the scope of their handling connected with such Legal Proceeding, provided that the Company will attend to covering all the expenses and the various other payments referred to in Paragraph 2.2 above, which are connected therewith, in a manner that you will not be required to pay or finance same yourself, and without this derogating from the indemnity promised to you in accordance with the contents of this Deed of Indemnity, and all subject to the contents of this Deed of Indemnity.

2.6.3	In addition, you undertake to comply with all the instructions of the insurers pursuant to any policy for liability of officers which the Company and/or you have entered into in connection with a defense in the Legal Proceeding, as may be required by any of them in the scope of their handling of the matter connected with such Legal Proceeding.

2.7	Cover of liability

Whether or not the Company acts according to what is described in Paragraph 2.5.4 above, it will attend to the cover of all the expenses and the various other payments mentioned in Paragraph 2.2 above in a manner that you will not be required to pay or finance same yourself, without this derogating from the indemnity promised to you in accordance with the contents of this Deed and/or the insurance policy the Company may purchase from time to time, if any, and all subject to the contents of this Deed of Indemnity.

2.8	Non-applicability of the indemnity

2.8.1	The Company will be not obliged to indemnify you pursuant to this Deed of Indemnity in respect of an amount that may be paid by you pursuant to the conditions of a compromise settlement in a Legal Proceeding which you have chosen to conduct yourself, unless the Company has agreed in writing to such compromise or to the holding of such arbitration, as the case may be, but the Company will not unreasonably withhold such consent by it.

2.8.2	In addition, the indemnity will not apply in the event of your pleading guilty to a criminal charge on an offense that does not require the proof of criminal intent, unless the Company has received prior written notice of your intention to plead guilty to such offense.

2.8.3	The Company will not be required to pay moneys pursuant to this Deed which were actually paid to you or for you or in your stead in any manner in the scope of insurance (which the Company purchased) or any undertaking for indemnity of any other person apart from the Company, except an amount that is in excess of the amount that was paid pursuant to the insurance policy and/or the other indemnity agreement. Nothing in the foregoing in this paragraph shall derogate from your rights in regard to the Company bearing the insured’s deductible specified in the policy and/or the transfer of insurance compensation the Company has received from insurers in respect of your liability and/or legal expenses that you have incurred.

2.8.4	In addition, if the indemnity pursuant to this Deed is in respect of your holding office in subsidiaries and affiliates, then the indemnity under this Deed will apply only after the exhausting of all your rights in the framework of an insurance policy effected by the relevant subsidiary and/or affiliated company and/or pursuant to an advance undertaking for indemnity or pursuant to a permit for indemnity in the subsidiaries and affiliates, if and to the extent that same exist.

For the avoidance of doubt it is clarified that the amount of indemnity pursuant to this Deed will apply over and above (and in addition to) the amount that will be paid (if and to the extent that it is paid) in the scope of insurance the subsidiary has effected and/or an indemnity that has been given by such subsidiary.

If your request to receive indemnity and/or insurance cover in respect of an act you performed in your capacity in the subsidiary and which is likely to be indemnifiable under this Deed of Indemnity, is rejected by the subsidiary or the insurance company of the subsidiary and/or the affiliate, as the case may be, the Company will make payment to you in accordance with this Deed of Indemnity of amounts to which you will be entitled in accordance with this Deed of Indemnity, if you are entitled to such amounts, and you undertake that you will assign in favor of the Company your rights to receive amounts from the subsidiary and/or the affiliate and/or pursuant to the insurance policy of the subsidiary and/or the affiliate, and you will authorize the Company to collect these amounts in your name, to the extent that such authorization is required for the fulfillment of the provisions of this paragraph. In this regard you undertake to sign any document that may be required by the Company for purposes of the assignment of your aforesaid rights and the authorization to the Company to collect the aforesaid amounts in your name.

For the avoidance of doubt it is clarified that nothing contained in this Deed of Indemnity shall confer on the subsidiary and/or on any other third party any rights as against the Company, including, but without derogating from the generality of the foregoing, a right to claim and/or demand any payment from the Company as a contribution towards indemnity and/or as a contribution towards insurance cover that may be given to you by the subsidiary in respect of an act you performed in the capacity of your function in the subsidiary.

2.9	Payment of the indemnity

Upon your request for making payment in connection with any event under this Deed, the Company will perform all the operations required according to law for the payment thereof, and will act for arranging any approval that may be required in connection therewith, if required. If any such approval is required for the aforesaid payment, and such payment is not approved in accordance therewith for any reason, such payment, or any part thereof that is not approved as aforesaid, will be subject to the approval of the court and the Company will take steps to obtain it.

2.10	Period of indemnity and release

The release and the Company’s obligations pursuant to this Deed will remain available to you and/or to your estate and/or for the benefit of alternate directors who were duly appointed by you, without limitation of time, and even after termination of your employment in the Company and/or your serving as an officer in the Company and/or your serving as an officer in subsidiaries and/or affiliates, as the case may be, provided that the acts in respect of which the release or the undertaking for indemnity are given were performed during the period of your employment in the Company and/or the period in which you served as an officer in the Company and/or in subsidiaries of the Company, and without being dependent on the date of discovery of the event in respect of which you are entitled to a release and/or to indemnity under this Deed of Indemnity.

2.11	Refunding of amounts of indemnity that have been paid

If the Company should pay you or on your behalf any amounts in the scope of this Deed in connection with a Legal Proceeding as aforesaid, including by way of providing the legal representation as aforesaid, and thereafter it becomes apparent that you are not entitled to indemnity from the Company for such amounts, these amounts will be deemed to be a loan that was given to you by the Company, plus interest at the minimum rate that will be specified from time to time according to law as not constituting a benefit liable for tax in the hands of the recipient of the loan, and you will be obliged to repay these amounts to the Company when called upon in writing by it to do so, and according to a schedule of payments the Company will prescribe.

3.	Insurance

3.1	The Company will cause a situation, to the extent that the insurance market allows this, that you will be insured in the scope of a directors and officers liability policy, with one of the leading insurance companies in Israel or abroad, in the Company’s discretion and in accordance with the provisions of the law.

3.2	The aforesaid insurance shall provide you with cover during the entire period you serve as an officer and also after you cease to serve as an officer, as described in Paragraph 3.3 below. The insurance cover will apply to any act or omission against which it is customary to insure officers under normal conditions of insurance as applicable at that time, amongst the leading companies in the national economy and within the framework of the law, whether such acts or omissions were performed or occurred in Israel or abroad, and whether the claim was instituted or is conducted in Israel or abroad.

3.3	The Company undertakes to do its best in order to maintain the validity of the insurance in limits of liability appropriate to the case and for an insurance period throughout the entire period in which you hold office and also for a period of 7 years from the date of cessation of your holding of office, and to renew the insurance policies on due date and to bear all the premium expenses and any other ancillary or related expense.

3.4	The Company’s undertaking pursuant to Paragraphs 3.1, 3.2 and 3.3 above is contingent upon the approval of the shareholders of the Company, as required from time to time according to law.

3.5	It is hereby clarified that you are obliged to cooperate with the insurance company, to disclose any information that may be required and to comply with all the provisions of the policy in connection with defending of claims.

4.	Miscellaneous

4.1	The Company undertakes to notify you, as soon as possible, about any event in respect of which the indemnity is likely to apply.

4.2	In this Deed of Indemnity, including the Schedule to this Deed of Indemnity, everything appearing in the masculine gender shall also include the feminine.

4.3	The terms and expressions in this Deed of Indemnity shall be interpreted in accordance with Companies Law, and, where there is no definition in the Companies Law, according to the Securities Law, 5728-1968. The Schedule to this Deed of Indemnity constitutes an integral part hereof.

4.4	The Company’s obligations under this Deed shall be interpreted broadly and in a manner intended for the fulfillment thereof, to the extent permitted according to law, for the goal for which same were intended. If it should be held that any of the provisions of this Deed of Release and Indemnity are unenforceable and/or invalid for any reason and/or in a case of a conflict between any provision in this Deed and a legal provision that cannot be stipulated upon or altered or added to, the aforesaid legal provision shall prevail, but this shall not have the effect of prejudicing or derogating from the force and validity of the remaining provisions of this Deed.

4.5	This Deed of Release and Indemnity will come into force upon your signing a copy hereof at the place designated for the purpose and delivery of the signed copy to the Company. It is hereby agreed that if you received a previous undertaking from the Company for release and indemnity, your agreement to accept this Deed of Release and Indemnity constitutes your irrevocable agreement and consent to the cancellation of the previous undertaking.

4.6	The Company will be entitled, in its sole discretion and at any time, to cancel its undertaking for indemnity and release pursuant to this Deed, or to decrease the Maximum Amount of Indemnity in accordance herewith, or to reduce the events to which it applies, whether in relation to all the officers or in relation to some of them to the extent that it relates to events that will occur after the date of the change — provided that the officer has been given prior written notice of such intention at least 60 days before the date on which the resolution will come into force. For the avoidance of any doubt, it is hereby clarified that any resolution as aforesaid, which has the effect of worsening the terms and conditions of this Deed or of revoking it, will be of no retroactive applicability of any sort, and the Deed of Indemnity prior to the changes therein or the cancellation thereof, as the case may be, will continue to be of force and validity in all respects in relation to any event which occurred prior to the alteration or the cancellation, even if the proceeding in respect thereof was instituted against the officer after the alteration or cancellation of the Deed of Indemnity.

4.7	In every other case, this Deed of Release and Indemnity may not be changed or altered, except [by a document] signed by the Company and by you.

4.8	This Deed of Indemnity does not derogate from the Company’s right to decide on retroactive indemnity in accordance with the provisions of any law, and the undertaking to indemnify you in accordance with this Deed does not derogate from the release granted to you by the Company in accordance with the foregoing.

4.9	For the avoidance of doubt it is hereby specified that this Deed of Release and Indemnity does not constitute a contract in favor of a third party and it is not assignable. For the avoidance of doubt, in the case of death (G-d forbid), this Deed of Release and Indemnity will apply to you, your successors-in-title according to the provisions of any law, including to your estate.

4.10	No waiver, procrastination, failure to take action or grant of an extension of time by the Company or by you will in any circumstances be construed as a waiver and will not affect the rights and obligations of the parties under this Deed of Release and Indemnity and/or according to any law, and will not prevent any such party from taking all the legal and other steps that are required for realizing the rights of such party as aforesaid.

4.11	The law which shall govern this Deed of Indemnity is the Israeli law, and the competent court in Tel Aviv will have sole jurisdiction to adjudicate on disputes arising from the implementation of this Deed of Release and Indemnity.

4.12	This Deed constitutes sole and fully exhaustive consent to all the terms and conditions and provisions that apply to the contractual arrangement between the Company and the officer in relation to the matters dealt with herein. This document supersedes any agreement, declaration, accord and understanding made, if made, between the Company and the officer on the matters mentioned in this Deed, whether verbal or in writing, prior to this Deed being signed.

4.13	The parties to this Deed declare that they have carefully read this Deed of Release and Indemnity and they are signing it of their own free will and volition having understood the contents hereof.

In witness whereof the Company has hereunto signed, through its authorized signatories who have been duly appointed.

The Company

I confirm receipt of this Deed and confirm my consent to all the terms and conditions hereof.

Signature of officer

Date:

SCHEDULE

Subject to the provisions of the law, the following are the events which are determining for purposes of Paragraph 2.2.1:

1.	The issue of securities (including an issue of securities that does not come to actual fruition) in Israel and abroad, including and without derogating from the generality of the foregoing, an offer of securities to the public pursuant to a prospectus, a private placement, sale offer, issue of bonus shares or offer of securities in any other way, including, but without limitation, a prospectus for an initial public offering on the NASDAQ exchange, which the Company intends publishing in 2011.

2.	Implementing of a tender offer and/or a sale offer and any proceeding, opinion, document and/or report in connection therewith.

3.	An event arising from the fact of the Company being a public company or arising from the fact that its shares were offered to the public or arising from the fact that the shares of the Company are traded on a stock exchange in Israel or abroad.

4.	A transaction or operation within the meaning thereof under Section 1 of the Companies Law, whether in the ordinary course of the Company’s business or not in the ordinary course of business of the Company and/or a subsidiary of the Company, including a transaction with an interested party, negotiations for entering into a transaction or operation, transfer, sale, leasehold, letting, purchase or pledge of assets or liabilities (including securities), or the grant or receipt of a right in respect of any of them, receiving and granting credit and the giving or receiving of collateral security, including contracting under finance agreements with banks and/or other financial entities for purposes of financing transactions or contractual arrangements that are implemented, and any act or exercise of discretion directly or indirectly connected with such transaction or operation, whether such transactions and/or operations are closed and completed or are not closed and completed for any reason.

5.	Any act of an officer in the Company and/or in its subsidiaries in the fields of transactions which it implements, including related services, investment in companies in branches that are close or allied to the activities of the Company and the remaining activities of the Company and the integrated corporations that are permissible or will be permissible for them according to law.

6.	A report or notice lodged according to the Companies Law or the Securities Law, including regulations made pursuant thereto, or according to rules or directives currently applied by on a Stock Exchange in Israel or abroad, or according to a law of another country which regulates similar matters and/or the failure to submit such report or notice.

7.	Deliberation on and passing of resolutions and giving a report and disclosure in the Company’s reports, including the giving of an assessment regarding the effectiveness of the internal audit and additional matters included in the report of the board of directors of the Company, and the making of declarations and relating to the financial statements.

8.	Preparation and signing of the financial statements of the Company and the subsidiaries, consolidated or separate, as the case may be, and the approval thereof, as well as in connection with business plans or forecasts.

9.	Any act or a derivative thereof connected with the adopting of financial reporting according to international financial reporting standards (IFRS) and accepted accounting principles in the USA (US GAAP) or any financial reporting standards practiced by the Company or its subsidiaries.

10.	Any act and/or resolution regarding a distribution, as defined in the Companies Law, including a distribution with the approval of a court, including the purchase of the Company’s shares, provided that the indemnity in respect of such act is permissible according to law, and also any claim or demand in connection with a distribution of dividends to the shareholders of the Company.

11.	A change in the structure of the Company, or its reorganization, or any resolution pertaining thereto, including, but without derogating from the generality of the foregoing, a merger, split, alteration of the Company’s capital, establishment of subsidiaries, dissolution and sale thereof, allotment or distribution.

12.	Amendments, alterations and formulation of arrangements between the Company and the shareholders, debenture holders, banks and/or creditors of the Company or of companies held by it, including amendments to deeds of trust and to debentures and the draft and settlement documents in their entirety.

13.	Acts and their derivatives connected with the issue of licenses, building permits or approvals, including approvals and/or exemptions in regard to restraint of trade.

14.	Any claim or demand in connection with the activities of the Company and its subsidiaries, their businesses, contractual engagements, its structure and so forth, including an operation or a resolution on subjects related, directly or directly, to restraint of trade, including restrictive arrangements, mergers and monopolies.

15.	Participation in tenders and/or the holding of tenders.

16.	A remark, statement including an expression of view or opinion made in good faith by the officer in the course of his function and by virtue of his function, including in negotiations and contractual arrangements with suppliers or customers, and including in the scope of meetings of management, the board of directors or any of its committees.

17.	An act or a derivative thereof that is contrary to the Company’s Articles or Memorandum.

18.	An act or a derivative thereof or a resolution in connection with an employer-employee relationship, including negotiations, contractual arrangements and implementation of personal employment agreements or collective labor agreements, promotion and advancement of employees, benefits to employees, including the handling of arrangements for pensions, provident funds, retirement or savings funds, loans to employees and the allotment of securities to employees.

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19.	An act or a derivative thereof or a resolution pertaining to safety and hygiene at work, whether it is alleged that same caused bodily damage or caused damage to property, an act or a derivative thereof or a resolution relating to conditions of employment, including conditions of employment at the Company’s various sites (including everything connected with the equipment at the disposal of the employees and the tasks assigned to them, and in particular in relation, directly and/or indirectly, to allegations connected with exposure to silica).

20.	Any claim or demand made by a third party suffering from physical injury and/or physical damage or damage to a business or personal asset, including loss of use thereof in the course of an act or omission attributed to the Company, or to its employees, agents or other persons, respectively, who act or purport to act on behalf of the Company.

21.	Any claim or demand made or instituted by purchasers, owners, lessors, lessees or other occupiers of properties of the Company, in respect of damage or loss connected with the use of the aforesaid assets or properties.

22.	Any act or failure in the effecting of insurance arrangements and/or in risk management, including any claim or demand connected with an alleged act or omission which caused the failure to effect proper insurance arrangements and also any matter connected with negotiations relating to insurance agreements, entering into insurance agreements, terms and conditions of the insurance policies and the activation of insurance policies.

23.	The formulation of work plans, including costing, marketing, distribution, directives or lack of directives to employees, customers, distributors, processors, end users of the Company’s products and to suppliers, and cooperation with competitors or with any third parties.

24.	Resolutions or acts or derivatives thereof pertaining to the environment, including to hazardous substances, and a claim or demand connected with circumstances that prima facie give rise to any sort of violation of the environmental laws, regulations, environmental licenses, permits, or additional approvals required according to the environmental laws, including and/or which cause environmental disturbance, including noise.

25.	Resolutions and/or acts or derivatives thereof pertaining to the Consumer Protection Law, 5741-1981 and/or orders and/or regulations pursuant thereto, as well as any other law having a consumer character, and secondary legislation that may apply by virtue thereof, whether existing at the time of the grant of this Deed of Release and Indemnity, or in the future, and/or under any foreign law in this field.

26.	An act and/or any derivative thereof relating to negotiations, closing and implementation of contracts of whatsoever nature with suppliers, distributors, agents, franchisees and so forth of the products that are marketed and/or sold by the Company or which are used by it.

27.	Negotiations, closing and implementation of agreements with manpower contractors, services contractors, building contractors, renovations contractors, etc.

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28.	Any administrative, public, judicial act, orders, judgments, claims, demands, letters of demand, directives, arguments, investigations, proceedings or notices regarding a lack of compliance or a breach of an act of an administrative authority or other body, in Israel or abroad, alleging the non-fulfillment of provisions of a law, regulation, order, ordinance, rule, custom, instruction, licensing, directive, policy and/or judgment by the Company and/or the officers in the Company in the scope of their functions in the Company.

29.	The giving of information, representations, opinions, a report, notice and lodging of an application with authorities of the State and other authorities, including any authority that is competent according to any law in Israel or abroad and including, but without derogating from the generality of the foregoing, the Companies Law, including regulations made pursuant thereto, or according to the provisions of the tax laws which apply to the Company, and the documentation required according to any law.

30.	An infringement that has been committed or has been alleged to have been committed or abuse of intellectual property rights of a third party including, but without limitation, patents, designs, trademarks, copyrights, etc.

31.	Acts or derivatives thereof that are connected with the Company’s intellectual property and the protection thereof, including registration or enforcement of intellectual property rights and the defending of claims in relation thereto.

32.	The management of the Company’s investment portfolio and the maintaining of the bank accounts in which the Company operates at banks and the execution of operations or their derivatives, including everything pertaining to transactions in foreign currency (including deposits in foreign currency), securities (including a buyback transaction of securities and the loaning and borrowing of securities), loans and credit frameworks, charge cards, bank guarantees, letters of credit, investment counseling agreements, including with portfolio managers, hedging transactions, options, futures contracts, derivatives, swap transactions, and so forth.

33.	The realizing of a personal guarantee given by the officer to the Company, as security for the obligations and/or declarations of the Company.

34.	The failure to conduct full and proper due diligence processes in relation to the Company’s investments, which led to a loss of the investments, in whole or in part, and/or to damage to the business of the Company and/or to the breach of an undertaking to a third party.

35.	Events and acts or derivatives thereof in connection with investments which the Company makes in various corporations, before or after the making of the investment, including for purposes of entering into a transaction, the implementation thereof, development thereof, monitoring and supervision over it.

36.	Pecuniary liability imposed on an officer in respect of acts in which he took part on behalf of the Company, vis-à-vis various State institutions.

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37.	Pecuniary liability imposed on the officer in respect of a claim of third parties against the officer in respect of deficient or misleading disclosure, verbally or in writing, to existing and/or potential investors in the Company, including in the case of a merger of the Company with another company.

38.	A claim or demand in connection with matters requiring disclosure in a prospectus, including in any draft thereof and where disclosure as required under any law was not given.

39.	Any claim and/or demand in relation to non-disclosure or failure to supply any sort of information at the time required according to law and/or in connection with a misleading or faulty disclosure of such information, to third parties, and included in this to the holders of the Company’s securities and/or potential holders of securities, including in regard to a public offering, allotment, distribution, purchase, holding and/or connection with securities of the Company and/or any other investment activity involving and/or affecting the Company’s securities.

40.	Any claim and/or demand in relation to non-disclosure or a failure to provide any type of information within the time required according to law and/or in connection with misleading and/or faulty disclosure of such information, to third parties and including Income Tax, Value Added Tax, National Insurance, the Investment Center, the Ministry for the Environment, local authorities and any governmental, institutional entity and/or trade union and/or otherwise.

41.	Non-compliance with the requirements of any law, including in connection with the supply and distribution of products (including failure to meet relevant standards, failure to give warnings as required, as forth), for the manufacture, development thereof, for contractual arrangements with third parties, restraints of trade.

42.	Credit risks.

43.	A breach of the provisions of any agreement to which the Company is a party, whether actually committed or alleged to have been committed.

44.	An act or a derivative thereof relating to a tax liability of the Company and/or a subsidiary and/or the shareholders of any of them.

45.	Any claim and/or demand that is made directly or indirectly in connection with a default, in whole or in part, by the Company and/or by the officers, the managers and the employees of the Company, with regard to a payment, reporting thereof and/or documenting of documents, by one of the State authorities, a foreign authority, a municipal authority and/or any other payment required according to the laws of the State of Israel, including payments of Income Tax, Sales Tax, Land Appreciation Tax, transfer taxes, excise tax, Value Added Tax, stamp duty, customs duties, National Insurance, salaries and/or a withholding of salary for employees and/or other withholdings, including any type of interest and increments in respect of linkage.

46.	Events that have affected or are likely to have a material impact on the profits of the Company or its property or its rights or its obligations.

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47.	Any act connected with voting in the held companies.

48.	Any claim and/or demand instituted by a lender or creditor or anyone alleging to be a lender or creditor, in regard to moneys that were lent by them and/or the Company’s debts to them.

49.	Each of the events mentioned above in connection with the officer serving on behalf of the Company as an officer in the subsidiaries and/or affiliated companies, and in relation to any country in the world.

Every provision in this Schedule above which relates to the performance of a particular act shall be interpreted as also relating to the non-performance and/or the failure to perform such act, unless the context of the particular provision does not allow for such interpretation.

50.	Any event and/or operation which is indemnifiable pursuant to the Law for Efficiency of Enforcement Proceedings in the Securities Authority (Amendments to Legislation), 5771-2011.

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